As filed with the Securities and Exchange Commission on October 16, 2009

Registration No. 333-131075

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO REGISTRATION STATEMENT

ON FORM S-8

UNDER

THE SECURITIES ACT OF 1933

TRIPLE CROWN MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-3012824
(State of Incorporation)	(I.R.S. Employer Identification No.)

725A Old Norcross Road

Lawrenceville, GA 30045

(770) 338-7351

(Address of Principal Executive Offices)

Triple Crown Media, Inc. 2005 Long-Term Incentive Plan

Bull Run Corporation Amended and Restated 1994 Long Term Incentive Plan

Bull Run Corporation Non-Employees Directors’ 1994 Stock Option Plan

(Full Title of the Plan)

Mark G. Meikle

Executive Vice President and Chief Financial Officer

725A Old Norcross Road

Lawrenceville, GA 30045

(770) 338-7351

(Name and address, including zip code, and telephone number, including are code, of agent for service)

Copy to:

Robert W. Olson

Dinsmore & Shohl LLP

255 E. Fifth Street, Suite 1900

Cincinnati, 45202

(513)977-8414

EXPLANATORY STATEMENT/DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-131075)(the “Registration Statement”), which became effective on January 17, 2006, pertaining to the registration of 1,000,000 shares of the common stock of Triple Crown Media, Inc. (the “Company”) issuable under the Triple Crown Media, Inc. 2005 Long-Term Incentive Plan, the Bull Run Corporation Amended and Restated 1994 Long Term Incentive Plan, and the Bull Run Corporation Non-Employees Directors’ 1994 Stock Option Plan, is being filed to terminate the effectiveness of the Registration Statement and to deregister all unsold shares of common stock of the Company, the sale of which was registered under the Registration Statement, as of the effective date of this post-effective amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicholasville, State of Kentucky, on this 14th day of October, 2009.

TRIPLE CROWN MEDIA, INC.

By:	/S/ MARK G. MEIKLE
Mark G. Meikle, Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ROBERT S. PRATHER, JR. Robert S. Prather, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	October 9, 2009

/S/ GERALD N. AGRANOFF Gerald N. Agranoff	Director	October 14, 2009

/S/ JAMES W. BUSBY James W. Busby	Director	October 14, 2009

/S/ HILTON H. HOWELL, JR. Hilton H. Howell, Jr.	Chairman of the Board	October 14, 2009

/S/ MONTE C. JOHNSON Monte C. Johnson	Director	October 14, 2009

/S/ GEORGE E. NICHOLSON George E. Nicholson	Director	October 14, 2009

/S/ MARK G. MEIKLE Mark G. Meikle	Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	October 14, 2009

3